                                                                     EXHIBIT 1.2

                             ENRON OIL & GAS COMPANY

        Certificate of Senior Vice President and Chief Financial Officer


         I, Walter C. Wilson, Senior Vice President and Chief Financial Officer of Enron Oil & Gas Company, a Delaware corporation (the "Company"), do hereby establish the terms of certain debt securities of the Company under the Indenture, dated as of September 1, 1991 (the "Indenture"), between the Company and Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association), as Trustee, as follows:

                  1. The title of the securities shall be "6.00% Notes Due 2008" (the "Notes");

                  2. The Notes need not be issued at the same time and this series may be reopened, without the consent of the holders of the Notes. The aggregate principal amount of Notes to be issued on December 14, 1998 shall be $175,000,000(the "December Notes"); additional Notes may be authorized by the subsequent execution of a Certificate or Certificates of the Chairman of the Board, the President, Vice Chairman, Chief Financial Officer, Treasurer, Assistant Treasurer or any other officer of the Company as may be so authorized from time to time, in accordance with the Indenture;

                  3. The final maturity of the principal of the Notes shall be December 15, 2008;

                  4. The Notes shall bear interest at the rate of 6.00% per annum, which interest shall accrue from December 14, 1998, or from the most recent Interest Payment Date (as defined in the Indenture) to which interest has been paid or duly provided for, which dates shall be June 15 and December 15 of each year, and such interest shall be payable semi-annually on June 15 and December 15 of each year, commencing June 15, 1999, to holders of record at the close of business on June 1 or December 1, respectively, next preceding each such Interest Payment Date;

                  5. The principal of, and interest on, the Notes shall be payable at the office or agency of the Company maintained for that purpose in Dallas, Texas, or at the option of the holder of the Note, at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, State of New York; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture);



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                  6.       The Company may, at its option, redeem some or all of
         the Notes at any time prior to maturity at a redemption price equal to the greater of:

                  o        100% of the principal amount of the Notes, or

                  o the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points, plus accrued and unpaid interest on the principal amount to the date of redemption.

                           "Treasury Rate" means, with respect to any redemption
                  date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, at a price equal to the Comparable Treasury Price.

                           "Comparable Treasury Issue" means the United States
                  Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

                           "Comparable Treasury Price" means, with respect to
                  any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

                           "Independent Investment Banker" means an independent
                  investment banking institution of banking institution of national standing appointed by the Trustee.

                           "Reference Treasury Dealer" means at least four
                  primary U.S. Government securities dealers as the Company or the Trustee shall select.

                           "Reference Treasury Dealer Quotations" means, with
                  respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

                           Holders of the Notes to be redeemed will receive
                  notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

                  7. Chase Bank of Texas, National Association (formerly Texas Commerce Bank National Association) is appointed to be trustee for the Notes, and Chase Bank of Texas, National Association, and any other banking institution hereafter selected by the officers of the Company, are appointed agents of the Company (a) where the Notes may be presented for registration of transfer or exchange, (b) where notices and demands to or upon the Company in respect of the Notes or the Indenture may be made or served and (c) where the Notes may be presented for payment of principal and interest;

                  8. The December Notes shall be issued upon original issuance in the form of a single book-entry Global Security (as defined in the Indenture), and the Depository (as defined in the Indenture) shall be The Depository Trust Company, New York, New York; the December Notes in the form of Exhibit A attached hereto are hereby approved, and the form of additional Notes, if any, shall be as provided in subsequent Certificate or Certificates of the Chairman of the Board, the President, Vice Chairman, Chief Financial Officer, Treasurer, Assistant Treasurer or any other officer of the Company as may be so authorized from time to time, in accordance with the Indenture;

                  9. The price to be received by the Company from the Underwriter for the Notes shall be 98.801%, plus accrued interest, if any, from December 14, 1998.



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





         IN WITNESS WHEREOF, I have hereunto signed my name this 9th day of December, 1998.

                                             /s/ W. C. Wilson
                                             -----------------------------------
                                             Walter C. Wilson
                                             Senior Vice President and
                                             Chief Financial Officer

                                                                       EXHIBIT A


         THIS SECURITY IS A BOOK-ENTRY GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED BELOW, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE OF THE DEPOSITORY TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                             ENRON OIL & GAS COMPANY

                        6.00% Notes due December 15, 2008

No. BE-5                                                   CUSIP No. 293562 AE 4

         ENRON OIL & GAS COMPANY, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ONE HUNDRED SEVENTY-FIVE MILLION DOLLARS ($175,000,000) on December 15, 2008, and to pay interest thereon from December 14, 1998 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on June 15 and December 15 in each year, commencing June 15, 1999, at the rate of 6.00% per annum, until the principal hereof is paid or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of the principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose pursuant to the Indenture hereinafter referred to in Dallas, Texas, in such immediately available funds of the United States of America as at the time of payment are legal tender for payment of public and private debts.

         Reference is hereby made to the further provisions of this Security set forth below, which further provisions shall for all purposes have the same effect as if set forth in this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature of an authorized officer, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: December 14, 1998

                                            ENRON OIL & GAS COMPANY


                                            By:
                                                  ------------------------------
                                                  Title:
                                                        ------------------------

ATTEST:

----------------------
      Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION


         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                            CHASE BANK OF TEXAS, NATIONAL
                                            ASSOCIATION
                                            as Trustee


                                            By
                                               ---------------------------------
                                                     Authorized Signatory

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of September 1, 1991 (herein called the "Indenture"), between the Company and Chase Bank of Texas, National Association (formerly named Texas Commerce Bank National Association), as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitation of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Book-Entry Security.

         The Company, at is option, may at any time redeem all or any portion of the Securities of this series, at a redemption price equal to the greater of (i) 100% of their principal amount, or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus 20 basis points, plus accrued and unpaid interest to the date of redemption.

         "Treasury Rate" means, with respect to any redemption date applicable to the Securities of this series, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, at a price equal to the applicable Comparable Treasury Price.

         "Comparable Treasury Issue" means, with respect to the Securities of this series, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Securities of this series that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Securities of this series.

         "Comparable Treasury Price" means, with respect to any redemption date applicable to the Securities of this series, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business day, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

         "Independent Investment Banker" means, with respect to the Securities of this series, an independent investment banking institution of national standing appointed by the Trustee.

         "Reference Treasury Dealer" means, with respect to the Securities of this series, at least four primary U.S. Government securities dealers as the Company or the Trustee shall select.

         "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date for the Securities of this series, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Securities of this series (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

         Holders of the Securities of this series to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption.

         The Securities of this series shall not be subject to a sinking fund requirement.

         The Indenture contains provisions for defeasance at any time of the entire indebtedness of the Company on this Security upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the unpaid principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all the Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the

Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request, and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such limitations shall not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of (or premium, if any) or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall, without the consent of the Holder, alter or impair the right of the Holders, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed, except for Section 113 of the Indenture (which limits interest to the maximum amount permissible by law), the provisions of which are incorporated herein by reference.

         This Security shall be exchangeable for Securities of this series registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time such Depository ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee a written order providing that this Security shall be so exchangeable or
(z) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series. Securities so issued in exchange for this Security shall be of the same series and of like tenor, in authorized denominations and in the aggregate having the same unpaid principal amount as this Security and registered in such names as such Depository shall direct.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series, and of like tenor, of authorized denominations and for the same aggregate unpaid principal amount, shall be issued to the designated transferee or transferees.

         No service charge shall be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused a CUSIP number to be printed on this Security as a convenience to the Holder hereof. No representation is made as to the accuracy of such number and reliance may be placed only on the other identifying information printed hereon.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ASSIGNMENT FORM


I or we assign and transfer this Security to
                                             -----------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type name, address and zip code of assignee or transferee)


------------------------------------------------------------------------
(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint
                        --------------------------------------------------------
as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Dated:                             Signed:
       --------------------------          -------------------------------------
                                           (Sign exactly as name appears above
                                          or on the other side of this Security)



Signature Guarantee:
                      -----------------------------------------------
                      Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)